UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026 (April 13, 2026)

FedEx Corporation

(Exact name of registrant as specified in its charter)

Commission File Number 1-15829

Delaware (State or other jurisdiction of incorporation)	62-1721435 (IRS Employer Identification No.)

942 South Shady Grove Road, Memphis, Tennessee (Address of principal executive offices)	38120 (ZIP Code)

Registrant’s telephone number, including area code: (901) 818-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	FDX	New York Stock Exchange
1.625% Notes due 2027	FDX 27	New York Stock Exchange
0.450% Notes due 2029	FDX 29A	New York Stock Exchange
0.450% Notes due 2029	FDX 29B	New York Stock Exchange
1.300% Notes due 2031	FDX 31	New York Stock Exchange
1.300% Notes due 2031	FDX 31B	New York Stock Exchange
3.500% Notes due 2032	FDX 32	New York Stock Exchange
0.950% Notes due 2033	FDX 33	New York Stock Exchange
0.950% Notes due 2033	FDX 33A	New York Stock Exchange
4.125% Notes due 2037	FDX 37	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, John W. Dietrich will step down as Executive Vice President and Chief Financial Officer of FedEx Corporation (“FedEx” or “the Company”), effective June 1, 2026, and his last day as an employee of the Company will be July 31, 2026 (the “separation date”).

On May 7, 2026, Mr. Dietrich and the Company entered into a separation and release agreement (the “Agreement”). The material terms of the Agreement are summarized below:

•	Cash Payment. Following the separation date, on or before August 31, 2026, Mr. Dietrich will receive a cash payment of $2,209,276 (equal to one times his current base salary and target bonus). If, during the period ending two years following the separation date, the Company discovers that Mr. Dietrich has breached any of his material obligations under the Agreement, the Company can seek repayment of the cash payment.

•	Other Benefits. The Company will pay the costs of transition services provided by a third-party firm. In addition, FedEx has agreed to reimburse Mr. Dietrich for the costs of preparing and filing his 2026 income tax returns in accordance with FedEx’s generally applicable policies for reimbursing officers for such costs, provided that Mr. Dietrich submits such request for reimbursement in writing no later than May 31, 2027.

•	Confidentiality; Non-Compete Agreement; Mutual Non-Disparagement. The Agreement contains a confidentiality provision, non-compete, and a mutual non-disparagement agreement.

•	Release of Claims. The Agreement contains a general release of claims that Mr. Dietrich may have against FedEx and its subsidiaries and affiliated companies, and their respective affiliates and related parties.

Mr. Dietrich will continue to receive his current base salary through the separation date. He is eligible to receive payouts, if any, under FedEx’s fiscal 2026 annual incentive compensation plan (the “2026 AIC Plan”) and FedEx’s FY24–FY26 long-term incentive plan and prorated payouts, if any, under FedEx’s FY25–FY27 and FY26–FY28 long-term incentive plans (collectively, the “Active LTI Plans”) based on his current position as Executive Vice President and Chief Financial Officer and the portion of the applicable three-fiscal-year period (with respect to the Active LTI Plans) during which he was employed, in accordance with the terms of those plans. The vesting and exercise rights of his stock options, restricted stock, and performance stock units will be governed by the terms of FedEx’s 2019 Omnibus Stock Incentive Plan (“Stock Plan”). Additional details regarding the 2026 AIC Plan, Active LTI Plans, and Stock Plan are included in FedEx’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on August 18, 2025.

The benefits Mr. Dietrich will receive in connection with his departure will comply with the FedEx Corporation Policy on Limitation of Severance Benefits.

The Agreement is attached as Exhibit 10.1 and incorporated herein by reference.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation and Release Agreement by and between FedEx Corporation and John W. Dietrich

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FedEx Corporation

Date: May 7, 2026	By:	/s/ Gina F. Adams
Gina F. Adams
Executive Vice President, General Counsel and Secretary